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Ameriana News Release


Ameriana Bancorp
2118 Bundy Avenue
P.O. Box H
New Castle, Indiana                       Contact:  Jerome J. Gassen
47632-1048                                President and Chief Executive Officer
765-529-2230-1-800-487-2118                                       (765)529-2230

          AMERIANA BANCORP REPORTS THIRD QUARTER, YEAR-TO-DATE RESULTS

NEW CASTLE, Ind. (October 31, 2005) - Ameriana Bancorp (NASDAQ/NM: ASBI) today announced results for the three and nine months ended September 30, 2005.

      Net income for the third quarter totaled $396,000 or $0.12 per diluted share compared with net income of $412,000 or $0.13 per diluted share reported in the same period last year. Net income for the first nine months of 2005 totaled $1,886,000 or $0.59 per diluted share compared with net income of $1,318,000 or $0.42 per diluted share in the year-earlier period.

      Net income for the first nine months of 2005 reflected total recoveries of $3,400,000 in the Commercial Money Center ("CMC") matter, including a payment of $2,300,000 received during the first quarter in settlement of litigation against one of the sureties for the lease pools and a payment of $1,100,000 received during the second quarter in settlement of the CMC bankruptcy. These amounts were recorded as recoveries to the allowance for loan losses, resulting in an adjustment for loan losses of $2,997,000 for the nine months ended September 30, 2005, compared with provision for loan losses of $275,000 for the nine months ended September 30, 2004. The provision for loan losses in the third quarter of 2005 remained low because of another, although smaller, recovery of a loan previously charged off.

      Net interest income for the third quarter was $2,526,000 compared with $2,669,000 in the year-earlier period. Net interest income for the first nine months of 2005 was $7,429,000 versus $8,197,000 in the comparable period last year.

      Non-accrual loans declined $4,211,000 or 60% to $2,839,000 in the third quarter versus the second quarter of 2005 and were 51% below the year-end level of $5,736,000. The decrease was primarily due to the foreclosure of collateral on a commercial real estate loan, the successful restructuring of another commercial real estate loan, and the partial charge-off of a third commercial real estate loan.

      Commenting on the results, Jerome J. Gassen, President and Chief Executive Officer, said, "With rising interest rates throughout the year - pressuring deposit costs and resulting in a relatively flat yield curve - Ameriana continues to confront a difficult rate environment. We are actively working to manage our interest rate risk and, at the same time, our asset quality measures have continued to improve to help counter these conditions. This progress, coupled with recent recoveries on loans and leases that were previously written off, has provided a positive offset to the continued rate compression we have experienced. Also, we continue to see the benefit of cost control initiatives implemented earlier, which was particularly evident in the third quarter as other expenses declined 5% primarily due to lower pension costs versus the same period last year following modifications to our plan in 2004 and because of the voluntary payment we made toward our pension liability earlier this year.

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ASBI Reports Third Quarter Results
Page 2
October 31, 2005

      "During the third quarter, we achieved loan growth that reflects other Company initiatives to build our business - with increased emphasis on commercial lending," Gassen continued. "As we pursue these and other initiatives, we will continue to seek further efficiencies in our operations to help improve our overall performance going forward."

      During the third quarter, Ameriana reclassified all investment securities in its portfolio previously accounted for as "held to maturity" to "available for sale." This new classification, which provides the Company with increased flexibility to address changing interest rate risks or capitalize on opportunities to generate higher interest earnings, had no effect on the Company's earnings for the third quarter. Unrealized net losses on these investments, however, were recorded as a reduction in shareholders' equity, resulting in a decline in this balance compared with the earlier reported quarters. These previously unrealized net losses reflected primarily the rising rate environment that has existed for more than one year.

      Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust SB also offers trust and investment management services. The Bank has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

      This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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ASBI Reports Third Quarter Results
Page 3
October 31, 2005


                                AMERIANA BANCORP
                        UNAUDITED FINANCIAL HIGHLIGHTS
                   (In thousands, except per share amounts)

                                      THREE MONTHS ENDED      NINE MONTHS ENDED
                                         SEPTEMBER 30            SEPTEMBER 30
--------------------------------------------------------    ------------------
                                        2005      2004        2005       2004
---------------------------------------------   --------    --------   -------

Interest income                       $ 5,056   $  4,566    $ 14,550   $13,640
Interest expense                        2,530      1,897       7,121     5,443
                                      -------   --------    --------   -------
Net interest income                     2,526      2,669       7,429     8,197
Provision (adjustment) for loan
    losses                                 35          75         (2,997)  275
                                      -------      ------      --------- -----
Net interest income after provision
  for loan losses                       2,491      2,594      10,426     7,922
Other income                              949        978       3,065     3,000
Other expense                           3,073      3,241      11,311     9,809
                                      -------   --------    --------   -------
Income before income taxes                 367       331       2,180     1,113
Income tax (benefit) expense               (29)      (81)        294      (205)
                                      --------  --------    --------   -------
Net income                            $   396   $    412    $  1,886   $ 1,318
                                      =======   ========    ========   =======
Earnings per share:
  Basic                               $  0.13   $   0.13    $   0.60   $  0.42
                                      =======   ========    =========  =======
  Diluted                             $  0.12   $   0.13    $   0.59   $  0.42
                                      =======   ========    =========  =======

Weighted average shares outstanding:
  Basic                                 3,162      3,149       3,156     3,149
                                      =======   ========    ========   =======
  Diluted                               3,173      3,174       3,170     3,172
                                      =======   ========    ========   =======

Dividends declared per share          $  0.16   $   0.16    $   0.48   $  0.48
                                      =======   ========    ========   =======


                                                 SEPT. 30    DEC. 31   SEPT. 30
                                                  2005        2004       2004
                                                --------    --------   -------
Total assets                                    $442,216    $428,553  $434,046
Cash and cash equivalents                         13,552      17,053    19,024
Investment securities held to maturity                --     158,322   160,103
Investment securities available for sale         172,358      12,032    11,975
Loans, net                                       209,057     196,344   198,172
Deposits                                         323,926     344,047   335,820
Borrowed funds                                    74,029      40,390    51,119
Shareholders' equity                              36,748      38,643    39,131
Loans accounted for on a non-accrual basis         2,839       5,736     4,876
Book value per share                               11.62       12.26     12.43

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